Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Globalstar, Inc. on Amendment No. 2 to Form S-1 of our report dated March 15, 2013 on the consolidated financial statements of Globalstar, Inc. appearing in the 2012 Form 10-K of Globalstar, Inc., and to the reference to us under the heading "Experts" in the prospectus.

Crowe Horwath LLP

Oak Brook, Illinois

July 29, 2013